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                                                                    EXHIBIT 11

                       STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                            (In Thousands, Except Per Share Amounts)




                                                YEAR ENDED
                                               DECEMBER 31,
                                    ------------------------------

                                  1996          1995          1994
                                  ----          ----          ----


Net income (loss).........      $(52,239)     $ 3,229      $( 2,467)

Preferred stock dividends.          (210)        (210)         (210)
                                --------        -----        ------
Net income (loss)
 applicable to common
 and Class B common stock.      $(52,449)     $ 3,019      $( 2,677)
                                --------       ------       -------
                                --------       ------       -------

Weighted average number
 of common, Class B common
 and common equivalent
 shares outstanding
 (includes effect of
 options granted
 within one year
 of offering).............                     19,516        19,226
                                               ------        ------
                                               ------        ------

Primary and fully
 diluted net income
 (loss) per share.........                    $  0.15       $( 0.14)
                                              -------       -------
                                              -------       -------



Pro forma:

    Historical Net Loss             $(52,449)
    Pro forma adjustment
    for Special Compensation          52,019
    Pro forma adjustment
    for interest                       2,603
                                     -------
    Pro forma net income              $2,173
                                     -------
                                     -------

Weighted average number
of Common, Class B Common
and Common equivalent
shares outstanding (includes
effect of options granted
within one year of Offering)          19,732
                                      ------
                                      ------

Pro forma net income
    per Common and Class B
    Common Share                      $  .11
                                      ------
                                      ------